UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event report) December 5, 2014

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

000-49688	33-0961488
(Commission File Number)	(IRS Employer Identification No.)

1015 Tyrone Road, Suite 710, Tyrone, Georgia	30290
(Address of principal executive offices)	(Zip Code)

(770) 306-7667
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

On December 5, 2014, Speedemissions, Inc. (the “Company”) entered into a Sale Agreement (the “Sale Agreement”) with DEKRA Automotive North America, Inc., a Delaware corporation (“DEKRA”), pursuant to which the Company agreed to sell the operating assets comprising its six Utah emission testing centers to DEKRA in exchange for $1,700,000 in cash. The Agreement contains customary representations and warranties from the Company and DEKRA, and the Company has also agreed to customary covenants, including, among others, a covenant to not own, operate or otherwise have an ownership interest in an emission testing business within the counties where the six emission testing centers are located during the three years following the closing of the transaction.

On December 5, 2014, the Company closed on the sale of the operating assets comprising five of its Utah emission testing centers to DEKRA in exchange for $1,350,000 in cash. The parties agreed that the balance of $350,000 will be paid in cash to the Company upon the successful closing of the sale of the operating assets comprising the sixth Utah emission testing center which is anticipated to occur on or before December 31, 2014. The shareholders of DEKRA were unrelated to the Company and its affiliates, and the purchase price was determined by arms-length negotiations. The proceeds from the sale will be used by the Company to retire existing debt, reduce accounts payable and provide working capital for future operations.

Following the closing of the sale of all six of the Utah emission testing centers, the Company will operate 22 emission testing centers in the Atlanta, Georgia and St. Louis, Missouri metropolitan areas, plus three mobile units in the Atlanta, Georgia metropolitan area.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Sale Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Sale Agreement is described in, and included as an exhibit to, this Current Report on Form 8-K to provide information regarding its terms and conditions, but it is not intended to provide any other factual information regarding the Company.

Item 2.01                Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01                Other Events

On December 11, 2014, the Company issued a press release announcing the sale of the operating assets comprising its Utah emission testing centers to DEKRA. The complete text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01                Financial Statements and Exhibits

(d)                    EXHIBITS

Exhibit
Number	Description of Document

10.1	Sale Agreement with DEKRA Automotive North America, Inc., dated December 5, 2014
99.1	Speedemissions, Inc. press release dated December 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2014	Speedemissions, Inc.,
a Florida corporation

/s/ Richard A. Parlontieri
By: Richard A. Parlontieri
Its: President, Chief Executive Officer